Perspective Therapeutics Provides Recent Business Highlights and
Reports 2Q 2026 Results

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Advancing VMT-α-NET toward a Phase 3 study in neuroendocrine tumors, subject to regulatory alignment: regulatory engagement ongoing; clinical site activation targeted around year-end 2026 subject to regulatory feedback; sufficient isotope access and manufacturing capacity
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VMT-α-NET study update accepted for oral presentation at ESMO 2026
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VMT01 melanoma and PSV359 FAP-α clinical programs continue to advance
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Approximately $237 million in cash, cash equivalents, and short-term investments as of June 30, 2026; expected to be sufficient to fund current planned clinical milestones and operational investments into late 2027

SEATTLE – August 10, 2026 – Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body, today provided a business update and announced results for the quarter ended June 30, 2026.

“The team at Perspective is highly energized as we continue to build on the significant clinical progress we're making across our pipeline, prepare for our first Phase 3 study, and advance our flagship Chicago manufacturing facility toward completion,” said Thijs Spoor, Perspective's CEO. “As precision oncology continues to evolve, long-term leadership will require differentiated science, integrated manufacturing, and the ability to reliably deliver these therapies at commercial scale. We are continuing to bring the platform that delivers.”

Recent Program Updates

We advanced our four-program 212Pb pipeline, expanded our manufacturing network and attracted strong leadership.

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Bamzireotide navoxetan (VMT-α-NET) in SSTR2-positive neuroendocrine tumors (NETs) and meningioma: 76 NETs patients across four cohorts and one meningioma patient treated as of July 31. ASCO 2026 interim data were consistent with prior findings and showed continued deepening of response. Updated data on NETs patients will be presented at ESMO on October 23. By late 2026, all 46 Cohort 2 patients will have had the opportunity for at least 60 weeks of follow-up, which is expected to inform the Phase 3 study design.

Preparing for a Phase 3 study evaluating a proposed cumulative 20 mCi (740 MBq) dose administered in up to four treatments every eight weeks. Additional dose cohorts could provide optionality and opportunity to further define VMT-α-NET’s therapeutic window. Phase 3 site activation targeted around year-end 2026, subject to regulatory feedback and protocol finalization.

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Lapemelanotide zapixetar (VMT01) in MC1R-positive melanoma: 27 patients enrolled across multiple dose cohorts either as monotherapy or in combination with the immune checkpoint inhibitor nivolumab as of July 31. We are focused on a cumulative 9 mCi (333 MBq) dose administered in up to three treatments every eight weeks. Seven patients received this treatment regimen as a monotherapy, and six patients received this dose in combination with nivolumab.

Data presented at ASCO 2026 showed two partial responses among seven patients treated with 3.0 mCi monotherapy; safety data from 27 patients showed treatment was generally well tolerated. Six nivolumab combination patients are expected to reach at least 24 weeks of follow-up by late 2026.

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PSV359 in FAP-α-positive solid tumors: 17 patients treated across three dose cohorts as of July 31. Cohort 3 opened and closed during 2Q 2026. The next clinical update is planned in 2027.

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PSV594 in CCK2R-positive solid tumors: Preclinical data and first-in-human biodistribution observations support continued pre-IND development of PSV594.

Manufacturing: We expect the Chicago metro site to complete construction in early 2027, followed by the Los Angeles metro site in 2H 2027, expanding the network to four regional sites by the end of 2027. We believe we have sufficient capacity and isotope access to support ongoing studies and the planned VMT-α-NET Phase 3 study.

Corporate update: In July 2026, we announced that Paul Lyne, Ph.D. was appointed as Chief Science Officer.

Second Quarter 2026 Financial Summary

Cash, cash equivalents, and short-term investments as of June 30, 2026, were approximately $237 million as compared to approximately $145 million as of December 31, 2025. We believe our cash, cash equivalents, and short-term investments are sufficient to fund our current planned clinical milestones and operational investments into late 2027.

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Research and development expenses were $21.5 million for the three months ended June 30, 2026, compared to $16.6 million for the three months ended June 30, 2025.

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General and administrative expenses were $7.8 million for the three months ended June 30, 2026, compared to $7.7 million for the three months ended June 30, 2025.

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Net loss for the three months ended June 30, 2026, was $26.8 million, or $0.22 per basic and diluted share, compared to a net loss of $21.5 million, or $0.29 per basic and diluted share, for the same period in 2025.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-generating isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging techniques that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables visualization of the specific tumor and subsequent treatment, potentially improving efficacy and minimizing toxicity.

The Company is advancing a portfolio of clinical-stage programs in the U.S., including VMT-α-NET (neuroendocrine tumors), VMT01 (melanoma), and PSV359 (solid tumors).

The Company is expanding its regional finished drug product candidate supply network, enabled by its proprietary 224Ra/212Pb generator platform used to manufacture clinical drug product candidates, to support the delivery of patient-ready drug product candidates for clinical trials and, if approved, commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include express or implied statements concerning, among other things, the Company's expectations regarding cash runway; the Company’s manufacturing, distribution and commercialization plans and capabilities; the Company’s clinical and preclinical development plans and the expected timing for the release of additional data from its development programs; the Company’s beliefs that it has sufficient isotope access to support ongoing clinical studies; the Company’s beliefs that its product candidates address certain unmet medical needs; the Company’s expectations regarding regulatory pathways for its product candidates, the Company’s interactions with regulatory agencies and the expected timing thereof; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Known risk factors include that the Company’s preclinical development plans and clinical trials may be more costly or take longer to complete than anticipated, or may never be completed, or may not generate results that warrant future development of the tested product candidate; the Company may elect to change its strategy regarding its product candidates and development activities; our ability to obtain isotopes pursuant to our supply agreement with the U.S. Department of Energy; economic and market conditions may worsen; regulatory agencies may issue decisions that negatively impact the Company’s product candidates and clinical development plans; and risks related to the sufficiency of the Company’s cash resources for its future operating expenses and capital expenditures. A more complete discussion of the risks and uncertainties facing the Company appears under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contact:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

ENTENTE Network of Companies

Virginia Amann

virginiaamann@ententeinc.com

Perspective Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except shares and par value data)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,488	$30,629
Short-term investments	188,388	114,108
Accounts receivable, net of allowance for doubtful accounts: $375 for each period	269	6
Prepaid expenses and other current assets	4,378	3,646
Total current assets	241,523	148,389
Noncurrent assets:
Property and equipment, net	107,797	76,597
Right of use asset	2,196	1,500
Intangible assets, in-process research and development	40,000	40,000
Other assets	509	486
Total assets	$392,025	$266,972

LIABILITIES AND STOCKHOLDERSʼ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,418	$20,511
Lease liability	1,097	623
Accrued personnel expenses	5,972	7,489
Note payable	57	56
Total current liabilities	36,544	28,679
Noncurrent liabilities:
Lease liability, net of current portion	1,269	1,005
Note payable, net of current portion	1,540	1,569
Deferred income	26,600	26,600
Deferred tax liability	1,702	1,702
Other noncurrent liabilities	507	386
Total liabilities	68,162	59,941

Stockholdersʼ equity:
Preferred stock: $0.001 par value; 7,000,000 shares authorized; 5,000,000 designated Series B convertible; no shares issued	-	-
Common stock: $0.001 par value; 750,000,000 shares authorized; 114,086,092 and 74,337,990 shares issued	114	74
Additional paid-in capital	711,785	541,687
Accumulated other comprehensive (loss) income	(221)	110
Accumulated deficit	(387,815)	(334,840)
Total stockholdersʼ equity	323,863	207,031
Total liabilities and stockholdersʼ equity	$392,025	$266,972

Perspective Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(Dollars and shares in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Grant revenue	$81	$290	$157	$632

Operating expenses:
Research and development	21,544	16,620	42,916	30,952
General and administrative	7,795	7,709	14,780	15,551
Total operating expenses	29,339	24,329	57,696	46,503
Operating loss	(29,258)	(24,039)	(57,539)	(45,871)

Non-operating income (expense):
Interest income	2,347	2,159	4,544	4,543
Interest and other expense	(71)	(119)	(176)	(247)
Other income from a related party	-	-	-	1,400
Equity in loss of affiliate	(1)	-	(1)	(1)
Total non-operating income, net	2,275	2,040	4,367	5,695

Net loss from continuing operations	(26,983)	(21,999)	(53,172)	(40,176)
Net gain from discontinued operations	197	514	197	514
Net loss before income taxes	(26,786)	(21,485)	(52,975)	(39,662)
Deferred income tax benefit	-	-	-	-
Net loss	$(26,786)	$(21,485)	$(52,975)	$(39,662)

Basic and diluted loss per share:
Loss from continuing operations	$(0.22)	$(0.30)	$(0.47)	$(0.55)
Gain from discontinued operations	-	0.01	-	0.01
Basic and diluted loss per share	$(0.22)	$(0.29)	$(0.47)	$(0.54)

Weighted average shares used in computing net loss per share:
Basic and diluted	120,651	74,235	112,174	73,301

Unrealized gain (loss) on available- for-sale securities	$5	$(16)	$(331)	$54
Comprehensive loss	$(26,781)	$(21,501)	$(53,306)	$(39,608)